UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

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EAGLE BANCORP MONTANA, INC.
(Exact name of Registrant as Specified in its Charter)

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Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue Helena, Montana (Address of Principal Executive Offices)		59601 (Zip Code)

(406) 442-3080
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Shareholders of Eagle Bancorp Montana, Inc. held on April 23, 2015, four proposals were submitted to the shareholders.  Of 3,828,781 shares outstanding and entitled to vote at our Annual Meeting, 3,696,958 were present in person or by proxy.  The proposals are described in detail in the Company’s Proxy Statement.  The following is a summary of the voting results for each matter presented to the shareholders.

Proposal 1

Election of the following directors to serve until the 2018 annual meeting of shareholders or until their successors are elected and qualified.  Each nominee for director was elected by a vote of the shareholders as follows:

	Votes For	Votes Withheld	Broker Non-vote

James A. Maierle	1,728,095	500,144	1,458,347
Thomas J. McCarvel	2,108,552	119,687	1,458,347

Proposal 2

Amendment No. 1 to the Eagle Bancorp Montana, Inc. 2011 Stock Incentive Plan for Directors, Officers, and Employees, as disclosed in our proxy statement, was approved by the following vote:

	Votes For	Votes Against	Abstentions

Amendment No. 1 to the Eagle Bancorp	1,965,316	185,956	75,399
Montana, Inc. 2011 Stock Incentive Plan, as disclosed in the proxy statement	Broker Non-vote
	1,458,347

Proposal 3

Ratification of the appointment of Davis Kinard & Co. P.C. as independent registered public accounting firm for fiscal year 2015.  The proposal was approved by a vote of shareholders as follows:

	Votes For	Votes Against	Abstentions

Ratification of Davis Kinard & Co., P.C.
as independent registered public accountants	3,672,861	7,342	5,955

Proposal 4

The advisory vote on named executive officer compensation, as disclosed in our proxy statement, was approved by the following vote:

	Votes For	Votes Against	Abstentions

Advisory vote on named executive officer	1,996,657	152,958	77,057
compensation as disclosed in the proxy statement	Broker Non-vote
	1,458,347

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.
Date: May 1, 2015	By:	/s/ Laura F. Clark

Laura F. Clark
Senior Vice President & CFO